Exhibit 99.1

China Biologic Receives CFDA Clinical Trial Approval for Human Coagulation Factor IX

BEIJING, Sept. 19, 2016 /PRNewswire/ -- China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that Shandong Taibang Biological Products Co. Ltd., the Company's majority-owned subsidiary, recently obtained approval from the China Food and Drug Administration (the "CFDA") to begin human clinical trials on its Human Coagulation Factor IX ("FIX") product.

Human Coagulation FIX is intended for use in the therapy of prevention and control of bleeding in patients who suffer from inherited FIX deficiency, known as hemophilia B, or acquired clotting FIX deficiency. The World Federation of Hemophilia estimates that approximately 80,000 to 120,000 individuals in China are afflicted with hemophilia and registered hemophilia B patients represent a small portion of hemophilia patients due to the poor levels of diagnosis in China. Currently, there is no plasma-derived purified FIX product in China. China Biologic initiated its FIX research program in 2014 and its clinical trial application for FIX was officially accepted by the CFDA in December 2015. China Biologic plans to commence clinical trials for the FIX product in 2017 and expects to complete these trials by 2018.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, "We are proud to become the first domestic Chinese plasma company to introduce the effective treatment of FIX deficiency to patients who are routinely treated with fresh frozen plasma when other treatments are unavailable or unaffordable. Once we commercially launch the FIX product, we expect that our prothrombin complex concentrate product, which is used to treat hemophilia B when affordable FIX product is unavailable, will play a more critical role in the under-served market for general blood clotting treatments in China, including liver disease and surgical bleeding. Our FIX product represents the fourth coagulation factor product from China Biologic. We continue our focus on serving the broader needs of coagulation-deficient hemophilia patients and to further improve plasma fractionation utilization, which we believe will also contribute to our future financial performance."

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO) is a leading fully integrated plasma-based biopharmaceutical company in China. The Company's products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosage forms of plasma products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believe," "expect," "are expected to," or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the Company's plan regarding the clinical trials for FIX product, the outlook on the Company's financial performance driven by FIX product sales and quotations from management in this news release contain forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, without limitation potential delay or failure in commencing or completing the clinical trials for FIX product, potential delay or failure to complete construction of new collection facilities, potential inability to pass government inspection and certification process for new collection facilities, potential inability to achieve the designed collection capacities at the new collection facilities, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.
Mr. Ming Yin
Senior Vice President
Phone: +86-10-6598-3099
Email: ir@chinabiologic.com

ICR Inc.
Mr. Bill Zima
Phone: +86-10-6583-7511 or +1-646-405-5191
E-mail: bill.zima@icrinc.com